Exhibit 99.5
CORNERSTONE BIOPHARMA HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2008	2007
	(Unaudited)	(Audited)
	(In thousands, except share and per
	share data)

Assets
Current assets:
Cash and cash equivalents	$4,500	$241
Marketable security	8	8
Accounts receivable, net	17,611	6,529
Amounts due from related parties	55	648
Inventories, net	3,150	2,998
Prepaid expenses	1,002	278

Total current assets	26,326	10,702

Property and equipment, net	176	209

Other assets:
Product rights, net	6,229	4,936
Deferred acquisition costs	1,003	—
Amounts due from related parties	38	29
Deposits	92	33

Total other assets	7,362	4,998

Total assets	$33,864	$15,909

Liabilities
Current liabilities:
Accounts payable	$3,544	$2,214
Accrued expenses	20,250	11,163
Current portion of license agreement liability	1,000	576
Line of credit	—	1,750
Income taxes payable	3,068	130

Total current liabilities	27,862	15,833

Long-term liabilities:
License agreement liability, less current portion	2,959	2,959
Note payable, related party	8,952	9,412

Total long-term liabilities	11,911	12,371

Total liabilities	39,773	28,204

Stockholders’ deficit
Common stock — $0.0001 par value, 50,000,000 shares authorized 24,926,150 shares issued and outstanding	2	2
Additional paid-in capital	1,057	801
Accumulated deficit	(6,968)	(13,098)

Total stockholders’ deficit	(5,909)	(12,295)

Total liabilities and stockholders’ deficit	$33,864	$15,909

The accompanying notes are an integral part of these consolidated financial statements.

CORNERSTONE BIOPHARMA HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Nine Months
	Ended
	September 30,
	2008	2007
	(Unaudited)
	(In thousands, except share and per
	share data)

Net revenues	$44,102	$22,105
Costs and expenses:

Cost of product sales (exclusive of amortization of product rights of $957 and $2,421 in the nine months ended September 30, 2008 and 2007, respectively)	3,102	2,364
Sales and marketing	11,309	7,598
Royalties	11,648	2,777
General and administrative	5,024	3,031
Research and development	1,173	304
Amortization and depreciation	1,014	2,473
Other charges	62	230

Total costs and expenses	33,332	18,777

Income from operations	10,770	3,328

Other expenses:
Interest expense, net	(1,056)	(1,025)
Other expenses	(2)

Total other expenses	(1,058)	(1,025)

Income before income taxes	9,712	2,303
Provision for income taxes	3,582	681

Net income	$6,130	$1,622

Net income per share, basic	$0.25	$0.07

Net income per share, diluted	$0.21	$0.06

Weighted-average common shares, basic	24,926,150	24,926,150

Weighted-average common shares, diluted	28,906,561	27,271,698

The accompanying notes are an integral part of these consolidated financial statements.

CORNERSTONE BIOPHARMA HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 30,
	2008	2007
	(Unaudited)
	(In thousands)

Cash flows from operating activities
Net income	6,130	1,622
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	1,014	2,473
Stock-based compensation	256	726
Changes in operating assets and liabilities:
Accounts receivable, net	(11,082)	(5,667)
Amounts due from related parties	(55)	117
Inventories, net	(152)	(904)
Prepaid expenses	(723)	(176)
Accounts payable	1,330	278
Accrued expenses	9,511	1,648
Income taxes payable	2,938	673

Net cash provided by operating activities	9,167	790

Cash flows from investing activities
Advances to related parties	(20)	(679)
Proceeds from collection of advances to related parties	658	209
Purchase of property and equipment	(24)	(52)
Purchase of product rights	(2,250)	(75)
Payment of deferred acquisition costs	(1,003)	—
Collection of deposits	20	50
Payment of deposits	(79)	(5)

Net cash used in investing activities	(2,698)	(552)

Cash flows from financing activities
Proceeds from line of credit	$5,500	$6,500
Principal payments on line of credit	(7,250)	(6,250)
Principal payments on notes payable	(460)	—

Net cash (used in) provided by financing activities	(2,210)	250

Net increase in cash and cash equivalents	4,259	488
Cash and cash equivalents as of beginning of period	241	116

Cash and cash equivalents as of end of period	$4,500	$604

Supplemental disclosure of cash flow information
Cash paid during the period for interest	$58	$116

Cash paid during the period for income taxes	$621	$—

Supplemental disclosure of non-cash flow investing and financing activities
Product rights acquired through issuance of a license agreement	$—	$2,565

The accompanying notes are an integral part of these consolidated financial statements.

CORNERSTONE BIOPHARMA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying unaudited consolidated financial statements include the accounts of Cornerstone BioPharma Holdings, Inc. and its wholly owned subsidiaries (the “Company”) and have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and with Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. The Company believes that all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation, have been included. The unaudited consolidated financial statements should be read in conjunction the Company’s consolidated audited financial statements, including related notes, as of December 31, 2007 and 2006, and for each of the three years in the period ended December 31, 2007, that are included at pages F-53 through F-87 in the Proxy Statement/Prospectus dated October 3, 2008 (File No. 333-152442) that was filed by Critical Therapeutics, Inc. (“Critical Therapeutics”) with the Securities and Exchange Commission (“SEC”) on October 6, 2008 and supplemented by a Supplement No. 1 dated October 17, 2008 (which amended and restated page F-87 of the Proxy Statement/Prospectus dated October 3, 2008) and a Supplement No. 2 dated October 22, 2008, which were filed with the SEC on October 17, 2008 and October 23, 2008, respectively.
Operating results for the nine-month periods ended September 30, 2008 and 2007 are not necessarily indicative of the results for the full year.
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates or assumptions. The more significant estimates reflected in the Company’s consolidated financial statements include certain judgments regarding revenue recognition, product rights, inventory valuation, accrued expenses and stock-based compensation.
The accompanying financial statements do not give effect to the merger of the Company and Critical Therapeutics (the “Merger”) or the reverse split of Critical Therapeutics’ common stock. See Note 3 below.
Revenue Recognition
The Company’s consolidated net revenues include net product sales and royalty agreement revenues. The following table sets forth the categories of the Company’s net revenues for the nine months ended September 30, 2008 and 2007, respectively (in thousands):

	Nine Months Ended
	September 30,
	2008	2007

Gross product sales	$53,959	$25,179
Sales allowances	(11,101)	(4,342)

Net product sales	42,858	20,837
Royalty agreement revenues	1,244	1,268

Net revenues	$44,102	$22,105

CORNERSTONE BIOPHARMA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Unaudited)
Product Sales
The Company recognizes revenue from its product sales in accordance with Securities and Exchange Commission Staff Accounting Bulletin (“SAB”) No. 104, Revenue Recognition, and SFAS No. 48, Revenue Recognition When Right of Return Exists (“SFAS 48”), upon transfer of title, which occurs when product is received by its customers. The Company sells its products primarily to pharmaceutical wholesalers, distributors and pharmacies, which have the right to return the products they purchase. Under SFAS 48, the Company is required to reasonably estimate the amount of future returns at the time of revenue recognition. The Company recognizes product sales net of estimated allowances for product returns; estimated rebates in connection with contracts relating to managed care, Medicaid and Medicare; estimated chargebacks; price adjustments; product vouchers; co-pay vouchers; and prompt payment and other discounts.
The Company establishes revenue reserves on a product-by-product basis as its best estimate at the time of sale based on historical experience for each product adjusted to reflect known changes in the factors that impact such reserves. Reserves for chargebacks, rebates, vouchers and related allowances are established based upon contractual terms with customers; analysis of historical levels of discounts, chargebacks, rebates and voucher redemptions; communications with customers; purchased information about the rate of prescriptions being written and the levels of inventory remaining in the distribution channel; expectations about the market for each product; and anticipated introduction of competitive products.
Consistent with industry practice, the Company offers customers the ability to return products in the six months prior to, and the 12 months after, the products expire. The Company adjusts its estimate of product returns if it becomes aware of other factors that it believes could significantly impact its expected returns. These factors include its estimate of inventory levels of its products in the distribution channel, the shelf life of the product shipped, competitive issues such as new product entrants and other known changes in sales trends. The Company evaluates this reserve on a quarterly basis, assessing each of the factors described above, and adjusts the reserve accordingly.
The Company’s estimates of product rebates and price adjustments are based on its estimated mix of sales to various third-party payors, which are entitled either contractually or statutorily to discounts from the Company’s listed prices of its products. The Company makes these judgments based upon the facts and circumstances known to it in accordance with GAAP. In the event that the sales mix to third-party payors is different from its estimates, the Company may be required to pay higher or lower total rebates than it has estimated.
Royalty Agreement Revenues
The Company also receives royalties under license agreements with a number of third parties that sell products to which the Company has rights. The license agreements provide for the payment of royalties based on sales of the licensed product. These revenues are recorded based on estimates of the sales that occurred in the relevant period. The relevant period estimates of sales are based on interim data provided by the licensees and analysis of historical royalties paid, adjusted for any changes in facts and circumstances, as appropriate. The Company maintains regular communication with its licensees to gauge the reasonableness of its estimates. Differences between actual royalty agreement revenues and estimated royalty agreement revenues are reconciled and adjusted for in the period in which they become known, typically the following quarter.
New Accounting Pronouncements
In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles (“SFAS 162”). SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with GAAP (the “GAAP hierarchy”). SFAS 162 makes the GAAP hierarchy explicitly and directly

CORNERSTONE BIOPHARMA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Unaudited)
applicable to preparers of financial statements, a step that recognizes preparers’ responsibilities for selecting the accounting principles for their financial statements, and sets the stage for making the framework of FASB Concept Statements fully authoritative. The effective date for SFAS 162 is 60 days following the SEC’s approval of the Public Company Accounting Oversight Board’s related amendments to remove the GAAP hierarchy from auditing standards, where it has resided for some time. The Company does not expect the adoption of SFAS 162 to have a material impact on its financial statements.
In April 2008, the FASB issued FASB Staff Position Financial Accounting Standard 142-3, Determination of the Useful Life of Intangible Assets (“FSP FAS 142-3”). FSP FAS 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS 142, Goodwill and Other Intangible Assets. In developing assumptions about renewal or extension, FSP FAS 142-3 requires an entity to consider its own historical experience or, if it has no experience, market participant assumptions, adjusted for the entity-specific factors in paragraph 11 of SFAS 142. FSP FAS 142-3 expands the disclosure requirements of SFAS 142 and is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years, with early adoption prohibited. The guidance for determining the useful life of a recognized intangible asset must be applied prospectively to intangible assets acquired after the effective date. The disclosure requirements must be applied prospectively to all intangible assets recognized as of, and subsequent to, the effective date. The Company does not expect the adoption of FSP FAS 142-3 to have a material impact on its financial statements.
In November 2007, the FASB’s Emerging Issues Task Force (“EITF”) issued EITF Issue No. 07-01, Accounting for Collaborative Arrangements (“EITF 07-01”). EITF 07-01 requires collaborators to present the results of activities for which they act as the principal on a gross basis and report any payments received from or made to other collaborators based on other applicable generally accepted accounting principles or, in the absence of other applicable generally accepted accounting principles, based on analogy to authoritative accounting literature or a reasonable, rational and consistently applied accounting policy election. EITF 07-01 is effective for fiscal years beginning after December 15, 2008. The Company does not expect the adoption of EITF 07-01 to have a material impact on its financial statements.
In June 2007, the EITF issued EITF Issue No. 07-3, Accounting for Nonrefundable Advance Payments for Goods or Services to Be Used in Future Research and Development Activities (“EITF 07-3”). EITF 07-03 concludes that non-refundable advance payments for future research and development activities should be deferred and capitalized until the goods have been delivered or the related services have been performed. If an entity does not expect the goods to be delivered or services to be rendered, the capitalized advance payments should be charged to expense. EITF 07-3 is effective for fiscal years beginning after December 15, 2007. The initial adjustment to reflect the effect of applying this EITF as a change in accounting principle is accounted for as a cumulative-effect adjustment to retained earnings as of the beginning of the year of adoption. The adoption of EITF 07-03 did not have a material impact on the Company’s financial statements.
In December 2007, the FASB issued SFAS No. 141(R), Business Combinations (“SFAS 141(R)”). SFAS 141(R) requires the acquiring entity in a business combination to record all assets acquired and liabilities assumed at their respective acquisition-date fair values and changes other practices under SFAS No. 141, Business Combinations, some of which could have a material impact on how an entity accounts for its business combinations. SFAS 141(R) also requires additional disclosure of information surrounding a business combination so that users of the entity’s financial statements can fully understand the nature and financial impact of the business combination. SFAS 141(R) is effective for fiscal years beginning after December 15, 2008 and is applied prospectively to business combinations for which the acquisition date is on or after January 1, 2009. The provisions of SFAS 141(R) will only impact the Company’s financial statements if the Company is a party to a business combination after the effective date of the pronouncement.

CORNERSTONE BIOPHARMA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Unaudited)
In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interest in Consolidated Financial Statements — an amendment of ARB No. 51 (“SFAS 160”). SFAS 160 requires entities to report non-controlling minority interests in subsidiaries as equity in consolidated financial statements. SFAS 160 is effective for fiscal years beginning on or after December 15, 2008. SFAS 160 is applied prospectively as of the beginning of the fiscal year in which it is initially applied, except for presentation and disclosure requirements, which are applied retrospectively for all periods presented. The Company does not expect the adoption of SFAS 160 to have a material impact on its financial statements.
In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, Including an Amendment of SFAS 115 (“SFAS 159”). SFAS 159 permits companies to choose to measure many financial instruments and certain other items at fair value. It also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. SFAS 159 requires companies to provide additional information that will help investors and other users of financial statements to more easily understand the effect of a company’s choice to use fair value on its earnings. It also requires companies to display the fair value of those assets and liabilities for which they have chosen to use fair value on the face of the balance sheet. SFAS 159 is effective for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The Company was required to adopt SFAS 159 on January 1, 2008. The adoption of SFAS 159 did not have a material impact on the Company’s financial statements.
In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value in GAAP and expands disclosures about fair value measurements. In February 2008, the FASB issued FSP 157-2, which defers the effective date of applying the provisions of SFAS 157 to the fair value measurement of nonfinancial assets and nonfinancial liabilities until fiscal years beginning after November 15, 2008. The Company adopted the provisions of SFAS 157 that pertain to financial assets and liabilities on January 1, 2008. The adoption of SFAS 157 did not have a material impact on the Company’s financial statements. The Company is currently evaluating the effect FSP 157-2 will have on its financial statements.
In July 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109 and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of FIN 48 did not have a material impact on the Company’s financial statements.
NOTE 2: BALANCE SHEET
Inventories
Inventories are stated at the lower of cost or market value with cost determined under the first-in, first-out method. The Company held $3.2 million and $3.0 million of inventory as of September 30, 2008 and December 31, 2007, respectively. On a quarterly basis, the Company analyzes its inventory levels and writes down inventory that has become obsolete, inventory that has a cost basis in excess of the expected net realizable value and inventory that is in excess of expected requirements based upon anticipated product revenues. As of September 30, 2008 and December 31, 2007, the Company established an allowance for obsolete inventory of $527,000 and $201,000, respectively.

CORNERSTONE BIOPHARMA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Unaudited)
Inventories consisted of the following as of September 30, 2008 and December 31, 2007 (in thousands):

	September 30,	December 31,
	2008	2007

Raw materials	$889	$1,564
Work in process	540	287
Finished goods:
Pharmaceutical products — trade	1,858	625
Pharmaceutical products — samples	390	723

Total	3,677	3,199
Inventory allowances	(527)	(201)

Inventories, net	$3,150	$2,998

Property and Equipment
Property and equipment consisted of the following as of September 30, 2008 and December 31, 2007 (in thousands):

	September 30,	December 31,
	2008	2007

Computers and software	$258	$244
Machinery and equipment	6	6
Furniture and fixtures	124	114
Leasehold improvements	15	15

Total	403	379
Less accumulated depreciation	(227)	(170)

Property and equipment, net	$176	$209

Depreciation expense for the nine months ended September 30, 2008 and 2007 was $57,000 and $32,000, respectively.
Product Rights
Product rights consisted of the following as of September 30, 2008 and December 31, 2007 (in thousands):

	September 30,	December 31,
	2008	2007

Balacet® product rights acquired from Vintage Pharmaceuticals, LLC (“Vintage”)	$7,549	$7,549
Spectracef® product rights acquired through entry into a license agreement with Meiji Seika Kaisha, Ltd. (“Meiji”)	4,505	4,505
Technology rights acquired from Neos Therapeutics, L.P. (“Neos”)	500	500
Product rights acquired from Coating Place, Inc. (“Coating Place”) and Neos	2,250	—
AlleRx® trademark acquired from Everton Pharmaceuticals, LLC (“Everton”)	75	75

Total	14,879	12,629
Less accumulated amortization	(8,650)	(7,693)

Product rights, net	$6,229	$4,936

CORNERSTONE BIOPHARMA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Unaudited)
Amortization expense for the nine months ended September 30, 2008 and 2007 was $957,000 and $2.4 million, respectively. The Company is amortizing the Balacet® product rights over an estimated useful life of three years, the Spectracef® (“SPECTRACEF”) product rights over an estimated useful life of nine years and the AlleRx® (“ALLERX”) trademark over an estimated useful life of four years. The Company expects to begin amortizing the rights acquired from Neos and Coating Place upon commercialization of the first product using these rights, expected to be in 2009, over an estimated useful life of 15 years.
Future estimated amortization expense (excluding the rights acquired from Neos and Coating Place) subsequent to September 30, 2008 is as follows (in thousands):

2008	$109
2009	438
2010	438
2011	426
2012	420
Thereafter	1,648

$3,479

Accrued Expenses
Accrued expenses consisted of the following as of September 30, 2008 and December 31, 2007:

	September 30,	December 31,
	2008	2007

Accrued returns	$3,375	$4,913
Accrued rebates	3,386	303
Accrued other sales allowances	681	828
Accrued compensation and benefits	1,567	1,596
Accrued royalties	9,082	1,940
Accrued interest, affiliate	2,174	1,490
Accrued interest	—	71
Accrued expenses, other	(15)	22

Total accrued expenses	$20,250	$11,163

NOTE 3: MERGER WITH CRITICAL THERAPEUTICS
Pursuant to an agreement and plan of merger dated May 1, 2008, as amended (the “Merger Agreement”), on October 31, 2008, the Company and Critical Therapeutics completed the Merger, the Company became a wholly owned subsidiary of Critical Therapeutics and Critical Therapeutics changed its name to Cornerstone Therapeutics Inc. (“Cornerstone Therapeutics”). Following the closing of the Merger, the business conducted by Cornerstone Therapeutics includes the business conducted by the Company immediately prior to the Merger. Unless the context otherwise requires, all references herein to “Cornerstone Therapeutics” refer to Cornerstone Therapeutics Inc. and its wholly owned subsidiaries after the effective time of the Merger.

CORNERSTONE BIOPHARMA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Unaudited)
As part of the Merger, Critical Therapeutics issued approximately 8,020,000 shares of its common stock to the Company’s former stockholders (after giving effect to a 1-for-10 reverse stock split), and Critical Therapeutics assumed all of the Company’s outstanding options and warrants. Following the closing of the Merger, the former stockholders of the Company owned approximately 70%, and former Critical Therapeutics’ stockholders owned approximately 30%, of Cornerstone Therapeutics’ common stock, after giving effect to shares issuable pursuant to outstanding options and warrants held by the Company’s stockholders immediately prior to the effective time of the Merger, but without giving effect to any shares issuable pursuant to options and warrants held by Critical Therapeutics’ stockholders immediately prior to the effective time of the Merger. The issuance of the shares of Cornerstone Therapeutics’ common stock to the former stockholders of the Company was registered with the Securities and Exchange Commission on a Registration Statement on Form S-4, as amended (Reg. No. 333-152442). The Merger was treated as a “reverse acquisition” under GAAP. Because the Company is considered to be the accounting acquirer under GAAP, the Company’s historical financial statements will be the historical financial statements of Cornerstone Therapeutics.
In accordance with SFAS No. 141, Business Combinations, during the nine months ended September 30, 2008, the Company capitalized $1.0 million in Merger-related expenses as deferred acquisition costs.
NOTE 4: LINE OF CREDIT
The Company has financing under a bank line of credit for up to $4.0 million, subject to a monthly borrowing base equal to 75% of accounts receivable balances outstanding 90 days or less and, until June 2008, 50% of inventories. Interest is due monthly with all outstanding principal and interest due on maturity. Amounts outstanding under the line of credit bear interest at a variable rate equal to the Wall Street Journal prime rate, which was 5.00% as of September 30, 2008.
In June 2008, the Company amended the line of credit. The amendment extended the line of credit’s maturity date to June 2009, required the Company’s President and Chief Executive Officer to maintain a majority ownership in the Company and added Cornerstone BioPharma, Inc. and Aristos Pharmaceuticals, Inc. as joint guarantors of the line of credit. The amendment also revised the collateral for the line of credit to include assets held by Cornerstone BioPharma, Inc. and Aristos Pharmaceuticals, Inc. and reduced the $1.0 million assignment of deposits from the Company’s President and Chief Executive Officer to a $500,000 assignment of deposits. Finally, the amendment revised the monthly borrowing base by eliminating the inventory component of the borrowing base and including in the borrowing base accounts receivable held by Cornerstone BioPharma, Inc. and Aristos Pharmaceuticals, Inc. and the $500,000 cash deposited by the Company’s President and Chief Executive Officer.
As described in Note 13 below, in connection with the Merger, in October 2008, the majority ownership requirement in the line of credit was replaced with a requirement that the Company’s President and Chief Executive Officer remain primarily employed by Cornerstone Therapeutics in an executive management level position.
As of September 30, 2008, there was no outstanding balance on and $3.9 million of borrowing availability under the line of credit.
NOTE 5: NOTE PAYABLE
Carolina Note
In April 2004, the Company executed a promissory note with Carolina Pharmaceuticals Ltd. (“Carolina Pharmaceuticals”), an entity under common control with the Company, to borrow up to $15.0 million for five years with an annual interest rate of 10% (“Carolina Note”). The Company borrowed $13.0 million under the Carolina Note in April 2004. In June 2006, the Company and Carolina Pharmaceuticals agreed to offset $3.6 million in principal and $1.8 million in accrued interest outstanding under the Carolina Note against equal amounts due to the Company from a related party.
As of September 30, 2008, $9.0 million of principal and $2.2 million of accrued interest was outstanding under the Carolina Note. As of December 31, 2007, $9.4 million in principal and $1.5 million of accrued interest was

CORNERSTONE BIOPHARMA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Unaudited)
outstanding under the Carolina Note. As of September 30, 2008, the fair value of the Carolina Note was approximately $8.4 million.
In connection with the Company’s entry into the Merger Agreement, the Company entered into a noteholder agreement, as amended, with Carolina Pharmaceuticals (the “Carolina Note”). The Carolina Note required Carolina Pharmaceuticals to surrender the Carolina Note to the Company prior to the effective time of the Merger and required the Company to, immediately prior to the effective time, cancel the Carolina Note and issue common stock of the Company in exchange for, at Carolina Pharmaceuticals’ option, all or a portion of the Carolina Note, but in an amount not less than the principal amount outstanding. As required by the Carolina Note, Carolina Pharmaceuticals surrendered the Carolina Note prior to the closing of the Merger with instructions that the principal amount outstanding be converted into common stock of the Company. Immediately prior to the effective time of the Merger, the Company issued Carolina Pharmaceuticals 6,064,731 shares of common stock in satisfaction of the principal amount outstanding under the Carolina Note and paid Carolina Pharmaceuticals approximately $2,249,000 in full satisfaction of the accrued interest outstanding under the note.
NOTE 6: STOCKHOLDERS’ DEFICIT AND COMPREHENSIVE INCOME
As of September 30, 2008 and December 31, 2007 Cornerstone BioPharma Holdings, Inc. was authorized to issue 50,000,000 shares of common stock, par value $0.0001. As of September 30, 2008, the Company had outstanding 24,926,150 shares of $0.0001 par value common stock.
Restricted Common Stock
The Company required certain employees to enter into employment agreements and stock purchase agreements, as subsequently amended, that would allow them to vest in their stock over time. The stock vests 25% annually. The Company has the right to purchase the unvested portion of the restricted common stock on termination of employment for the original purchase price per share, which in management’s opinion approximated fair value on the date of issuance. 214,375 shares of restricted stock vested during the nine months ended September 30, 2008.
The changes in the Company’s components of stockholders’ deficit and comprehensive income during the nine months ended September 30, 2008 were as follows (in thousands, except share data):

			Additional		Total	Total
	Common Stock		Paid-in	Accumulated	Stockholders’	Comprehensive
	Shares	Amount	Capital	Deficit	Deficit	Income

Balance as of December 31, 2007	24,926,150	$2	$801	$(13,098)	$(12,295)

Stock-based compensation	—	—	256	—	256
Net income	—	—	—	6,130	6,130	$6,130

Total comprehensive income						$6,130

Balance as of September 30, 2008	24,926,150	$2	$1,057	$(6,968)	$(5,909)

NOTE 7: STOCK OPTIONS
All stock-based awards are accounted for at their fair market value in accordance with SFAS No. 123 (revised 2004), Share-Based Payment (“SFAS 123(R)”) and EITF Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.

CORNERSTONE BIOPHARMA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Unaudited)
The following table summarizes the stock option activity for the period of January 1, 2008 through September 30, 2008:

			Weighted-
	Available	Granted	Average
	Option	Options	Exercise
	Shares	Outstanding	Price

Balance as of January 1, 2008	2,896,512	7,604,838	$0.31
Cancelled	169,717	(169,717)	0.44

Balance as of September 30, 2008	3,066,229	7,435,121	$0.31

There were no options granted or exercised in the nine months ended September 30, 2008.
The Company granted 4,475,000 stock options on March 16, 2007 and 66,500 stock options on May 24, 2007. The exercise prices of these stock options and the fair value of the Company’s stock on both grant dates were $0.42 per share. Therefore, the intrinsic value of the stock options on the grant dates was $0.
As of September 30, 2008, the aggregate intrinsic value of options outstanding was $1,766,113 and the aggregate intrinsic value of options exercisable was $1,066,200.
The following table summarizes the stock options vested and expected to vest as of September 30, 2008:

		Weighted-Average
		Remaining
		Contractual Life	Weighted-Average
	Number of Options	(In Years)	Exercise Price

Outstanding	7,435,121	8.02	$0.30
Exercisable	3,297,562	7.68	$0.22
The following table summarizes information about the Company’s stock options as of September 30, 2008:

		Weighted-Average
		Contractual Life
Exercise Price	Options Outstanding	(Years)	Options Exercisable

$0.10	2,661,121	7.31	2,025,562
0.25	165,000	6.75	136,250
0.42	4,528,000	8.46	1,135,750
$0.48	81,000	9.01	—

	7,435,121		3,297,562

As of September 30, 2008, there was $780,100 of total unrecognized compensation cost related to nonvested stock-based compensation arrangements, which is expected to be recognized over a weighted-average period of 2.33 years.
During the nine months ended September 30, 2008, the Company recorded $250,000 in employee stock-based compensation expense and $6,000 in non-employee stock-based compensation expense. During the nine months ended September 30, 2007, the Company recorded $213,000 in employee stock-based compensation expense and $4,000 in non-employee stock-based compensation expense.

CORNERSTONE BIOPHARMA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Unaudited)
Determining the appropriate fair value model and the related assumptions requires judgment. The fair value of each option grant is estimated using the Black-Scholes-Merton option-pricing model on the date of grant as follows:

Nine Months Ended
September 30, 2007

Estimated dividend yield	0.00%
Expected stock price volatility	68.00%
Risk-free interest rate	4.79
Expected life of option (in years)	6.04
Weighted-average fair value per share	$0.27
The computation of expected stock price volatility was based on the historical volatility of a representative peer group of three comparable companies selected based on publicly available industry and market capitalization data. These companies were Aspreva Pharmaceuticals, Inc., Critical Therapeutics and Oscient Pharmaceuticals Corporation. The expected life represents the average time that options that vest are expected to be outstanding. The expected life of employee stock options is based on the mid-point between the vesting date and the contractual term in accordance with the simplified method prescribed in SAB No. 107, Share-Based Payment , and the expected life for stock-based compensation granted to non-employees is the contractual life. The risk-free rate is based on the U.S. Treasury yield curve during the expected life of the option.
The Company’s Board of Directors determined the fair value at the time of issuance or grant of the Company’s equity instruments to employees and non-employees based upon the consideration of factors that it deemed to be relevant at the time, including the Company’s results of operations; its available cash, assets and financial condition; its prospects for growth; and positive or negative business developments since the Board of Directors’ last determination of fair value.
NOTE 8: NET INCOME PER SHARE
The Company computes net income per share in accordance with SFAS No. 128, Earnings Per Share (“SFAS 128”). Under the provisions of SFAS 128, basic net income per share is computed by dividing net income by the weighted-average number of common shares outstanding. Diluted net income per share is computed by dividing net income by the weighted-average number of common shares and dilutive common share equivalents then outstanding. Common share equivalents consist of the incremental common shares issuable upon the exercise of stock options and the impact of vested restricted stock grants.
The following table reconciles the numerator and denominator used to calculate diluted net income per share (in thousands):

	Nine Months Ended
	September 30,
	2008	2007

Numerator:
Net income	$6,130	$1,622
Denominator:
Weighted-average common shares, basic	24,926,150	24,926,150
Dilutive effect of stock options and warrants	3,980,411	2,345,548

Weighted-average common shares, diluted	28,906,561	27,271,698

CORNERSTONE BIOPHARMA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Unaudited)
NOTE 9: LEASES
Operating Leases
The Company leases its facilities and certain equipment and automobiles under noncancelable operating leases expiring at various dates through 2016. Rent expense was $397,000 and 356,000 during the nine months ended September 30, 2008 and 2007, respectively.
Future minimum payments under non-cancelable operating leases with initial terms of one year or more consist of the following as of September 30, 2008 (in thousands):

2008	$56
2009	463
2010	325
2011	303
2012	310
2013 and thereafter	1,239

Total minimum lease payments	$2,696

NOTE 10: INCOME TAXES
Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.
The Company’s consolidated financial statements include the accounts of Cornerstone BioPharma Holdings, Inc., Cornerstone BioPharma, Inc., Cornerstone Biopharma, Ltd., and Aristos Pharmaceuticals, Inc. Cornerstone Biopharma, Ltd., which was dissolved in September 2007, was an Anguilla international business company and was taxed as a foreign corporation for U.S. tax purposes in 2007 and 2006. Because Cornerstone Biopharma, Ltd. was not subject to income tax in Anguilla, the Company’s consolidated financial statements do not include a provision for income taxes for this entity. Cornerstone Biopharma, Ltd.’s income would have been taxed to the owner of Cornerstone BioPharma Holdings, Inc. if Cornerstone Biopharma, Ltd. had issued dividends to Cornerstone BioPharma Holdings, Inc. or if Cornerstone BioPharma Holdings, Inc. had sold the stock of this subsidiary.

CORNERSTONE BIOPHARMA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Unaudited)
The provision for income taxes includes the following (in thousands):

	Nine Months
	Ended
	September 30,
	2008	2007

Current:
Federal	$3,012	$504
State	570	177

Total	3,582	681

Deferred:
Federal	—	—
State	—	—

Total	—	—

Total tax provision	$3,582	$681

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets as of September 30, 2008 and December 31, 2007 are as follows (in thousands):

	September 30,	December 31,
	2008	2007

Current:
Deferred tax assets:
Accounts receivable, net	$—	$31
Inventories, net	384	177
Accrued expenses	3,079	2,881
Valuation allowance	(3,463)	(3,089)

Total current deferred tax assets	$—	$—

	September 30,	December 31,
	2008	2007

Noncurrent:
Deferred tax assets:
Tax loss carryforwards	$2	$656
Deferred compensation	208	203
Product license rights, net	228	244
Organizational costs, net	1	2
Tax credits	—	62
Valuation allowance	(415)	(1,143)

Total noncurrent deferred tax assets	24	24

Deferred tax liabilities:
Property and equipment, net	24	24

Net deferred tax asset — noncurrent	—	—

Total net deferred tax asset	$—	$—

CORNERSTONE BIOPHARMA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Unaudited)
Income taxes computed at the statutory federal income tax rate of 34% are reconciled to the provision for income taxes as follows (in thousands):

	Nine Months
	Ended
	September 30,
	2008	2007

United States federal tax at statutory rate	$3,304	$781
State taxes (net of federal benefit)	426	97
Nondeductible expenses	210	187
Other	(3)	52
Increase in valuation allowance	(355)	(436)

Provision for income taxes	$3,582	$681

The Company has established a valuation allowance against its deferred tax assets due to the uncertainty surrounding the realization of such assets. The valuation allowance decreased by $355,000 for the period ended September 30, 2008.
As of September 30, 2008, the Company has state tax net operating loss carryforwards of $68,000 that expire beginning in the year 2020.
The Tax Reform Act of 1986 contains provisions that limit the Company’s ability to utilize the net operating loss carryforwards in the case of certain events, including significant changes in ownership interests. If the Company’s net operating loss carryforwards are limited and the Company has taxable income that exceeds the permissible yearly net operating loss carryforwards, the Company would incur a federal income tax liability even though net operating loss carryforwards would be available in future years.
NOTE 11: RELATED PARTY TRANSACTIONS
Stockholders
During the nine months ended September 30, 2008 and 2007, the Company made advances of $10,000 and $479,000, respectively, to its President and Chief Executive Officer, who, prior to the closing of the Merger, was also the Company’s majority stockholder. As of September 30, 2008 and December 31, 2007, unpaid advances were $0 and $648,000, respectively, and are included in amounts due from related parties as of those dates.
Other Related Parties
As of December 30, 2007, the Company owed Carolina Pharmaceuticals $260,000 in accrued royalties related to the sale of Humibid ® and Deconsal ®. This amount is included in accrued royalties as disclosed in Note 2. The Company paid $750,000 and $260,000 to Carolina Pharmaceuticals for royalties in 2006 and 2008, respectively. The Company did not pay any royalties to Carolina Pharmaceuticals in 2005 or 2007. The Company’s President and Chief Executive Officer is the Chief Executive Officer and Chairman of the Board of Carolina Pharmaceuticals and certain other executive officers of the Company are directors of Carolina Pharmaceuticals.
In May 2005, the Company licensed certain product rights to Auriga Laboratories, Inc. (“Auriga”), which is also owned in part and at that time was directed by some of the Company’s stockholders. The effective date of the

CORNERSTONE BIOPHARMA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Unaudited)
agreement is August 1, 2005. The Company received a royalty ranging from 8% to 30% of net sales, depending on the level of net sales. The Company’s royalty is not to exceed $1.7 million on an annual basis. Auriga assumed responsibility for royalty payments to the previous owner of the product rights as of the effective date. In 2006, the royalty agreement with Auriga was amended to reduce the royalty rates from 30% to 5% of net sales in a specific calendar quarter. The amendment also provided for Auriga to issue the Company 200,000 shares of its common stock. The fair value of the stock, determined as the trading price on date of grant discounted 15% for lack of marketability due to a one-year lock up period, was approximately $332,000. The Company included this amount in royalty agreement revenues.
In connection with Auriga’s August 2005 assumption of responsibility for royalty payments to the previous owner of the product rights, the Company guaranteed Auriga’s payment of royalties to the previous owner of the product rights. On July 23, 2008, the previous owner of the product rights agreed to an amendment whereby the Company’s guarantee is capped at $100,000 and extends only to royalty obligations incurred by Auriga prior to such date. Because Auriga did not pay any of these royalty obligations to the previous owner of the product rights by August 29, 2008 as it had agreed, as of September 30, 2008, the Company recorded an accrual for the entire amount of the capped guarantee, or $100,000, in accrued expenses. The Company paid the previous owner the amount owed under the guarantee in November 2008.
The Company recognized royalty agreement revenues under the agreements with Auriga of $113,000 and $114,000 for the nine months ended September 30, 2008 and 2007, respectively.
NOTE 12: CONTRACTUAL AGREEMENTS AND OBLIGATIONS
Royalties
The Company has contractual obligations to pay royalties to the former owners of certain product rights that have been acquired by or licensed to the Company. These royalties are based on a percentage of net sales of the particular licensed product.
In August 2006, the Company entered into an agreement with Pharmaceutical Innovations, LLC (“Pharmaceutical Innovations”) for an exclusive license to a U.S. patent and know-how to manufacture, package, market and distribute various day-night products. In exchange for these rights, the Company was required to pay Pharmaceutical Innovations a special royalty of 8.5% of initial net sales of day-night products up to a total of $250,000. The Company paid this special royalty in 2006 and 2007. In addition, the Company is obligated to pay royalties based on a percentage of the products’ annual net sales. The royalty rate increases as the annual net sales increase. Minimum annual royalties are $300,000 per year under this agreement during the life of the licensed patent based on the products currently marketed by the Company.
Inventory Purchases
The Company purchases inventory from pharmaceutical manufacturers. During the nine months ended September 30, 2008 and 2007, two vendors accounted for 18% and 21% of Company purchases, respectively.
The Company has entered into an agreement with Vintage to exclusively manufacture two prescription pain products acquired from Vintage for prices established by the agreement, subject to renegotiation at each anniversary date. The agreement expires in June 2009 and will be automatically renewed for subsequent one-year terms unless either party provides written notice of termination at least one year prior to the end of the current term.
In connection with the Company’s license agreement with Meiji, the Company also entered into a supply agreement with Meiji to purchase cefditoren pivoxil, the API in SPECTRACEF, exclusively from Meiji. The Company and

CORNERSTONE BIOPHARMA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Unaudited)
Meiji entered into an addendum to the license and supply agreement effective August 2008, which provides that the Company’s aggregate annual combined purchases of API, SPECTRACEF 200 mg, SPECTRACEF 400 mg and sample packs of SPECTRACEF 400 mg must exceed $15.0 million during the first year after either SPECTRACEF 200 mg or SPECTRACEF 400 mg manufactured by Meiji is commercially launched, $20.0 million during the second year, $25.0 million during the third year, $30.0 million during the fourth year and $35.0 million during the fifth year. If the Company does not meet its minimum purchase requirement in a given year, the Company must pay Meiji an amount equal to 50% of the shortfall in that year. The Company expects to exceed the minimum purchase requirements.
In July 2007, the Company entered into a supply agreement with Bayer HealthCare, LLC (“Bayer”) to purchase minimum quantities of the bulk tablets for the ALLERX Dose Pack family of products from Bayer during calendar years 2008 and 2009. In September 2008, Bayer notified the Company that it intended to cease manufacturing by March 31, 2009 of all products that have existed in the market without an FDA-approved marketing application, including the ALLERX Dose Pack family of products. Such products were thought not to require pre-market review and approval, or were approved only on the basis of safety, at the time they entered the marketplace, subject to FDA enforcement policies established in connection with the FDA’s Drug Efficacy Study Implementation (“DESI”) program. The Company was required to purchase a minimum aggregate of 27.0 million tablets during 2008 and 2009 or be responsible for an additional one-time cost of up to $135,000 due on December 31, 2009. The Company believes Bayer’s ceasing manufacture on March 31, 2009 should relieve it of its minimum purchase requirement under the supply agreement and intends to vigorously defend its interests should Bayer seek to enforce the minimum purchase requirement.
As of September 30, 2008, the Company had outstanding purchase commitments related to inventory totaling approximately $11.5 million.
Co-promotion Agreements
In February 2006, the Company signed a co-promotion agreement with Ascend Therapeutics, Inc. (“Ascend”) to provide detailing of a product to a specific physician population. As compensation, the Company paid a fee for detailing the product equal to 50% of net sales. This agreement was terminated in March 2008.
In March 2007 and June 2007, the Company entered into co-promotion agreements with SJ Pharmaceuticals, LLC (“SJ Pharmaceuticals”) to co-promote two of the Company’s product lines. Under these agreements, the Company pays SJ Pharmaceuticals fees based on a percentage of the net profits of the products sold above a specified baseline based upon prescriptions by assigned, targeted prescribers within assigned sales territories. These targeted prescribers are mutually agreed upon by the Company and SJ Pharmaceuticals prior to the start of each quarter.
In April 2007, the Company entered into a co-promotion agreement with Atley Pharmaceuticals, Inc. (“Atley Pharmaceuticals”) as subsequently amended, to co-promote a prescription pain product beginning July 1, 2007. Under this agreement, the Company pays Atley Pharmaceuticals fees based on a percentage of the net profits from sales of the product above a specified baseline within assigned sales territories.
Each of these co-promotion agreements is subject to “sunset” fees that require the Company to pay additional fees for up to one year in the event of certain defined terminations of the agreements.
Sales and Marketing Agreement
In September 2005, the Company entered into a sales and marketing agreement with Pliva, Inc. (“Pliva”). Under this agreement, the Company receives all revenues, less usual and customary discounts and a distribution fee to Pliva

CORNERSTONE BIOPHARMA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Unaudited)
calculated as a percentage of net revenues that Pliva generates on sales of Propoxyphene-APAP 100-500. This agreement terminated on December 31, 2008.
Settlements
Adams Respiratory Therapeutics, Inc.
In October 2004, the Company was included as a defendant in litigation with a related party, Carolina Pharmaceuticals, Inc., by Adams Respiratory Therapeutics, Inc. (“Adams”) that alleged trademark infringement, false advertising and unfair competition claims and sought damages and injunctive relief. The Company vigorously defended these allegations and filed various counterclaims. In January 2005, Adams and the Company entered into an agreement under which in February 2005 the Company received all of the rights to the ALLERX products held by Adams and Adams received all of the rights to the Humibid family of products held by the Company. Additionally, the parties released each other from all claims and damages in the above mentioned lawsuit. The agreement required the Company to assume the financial responsibility for the first $1.0 million of returned Humibid product that was sold by the Company prior to February 15, 2005 and returned to Adams during the 18-month period beginning February 15, 2005. After the 18-month period or the $1.0 million threshold is met, the agreement provided that Adams would have the responsibility for all Humibid product returns whether sold by the Company or Adams. In connection with this agreement, Adams is obligated to pay the Company a royalty ranging from 1% to 2% of net Humibid sales for a period of three years after February 15, 2005 with a minimum annual royalty of $50,000.
In 2006, a major wholesaler indicated that it was in possession of a significant amount of Humibid prescription inventory. Adams filed a complaint alleging that the Company and Carolina Pharmaceuticals, Inc. did not disclose the outstanding inventory in accordance with the prior agreement and are therefore financially responsible for the returns. The Company and Carolina Pharmaceuticals, Inc. believed they were not liable for these returns under the agreement and filed a counterclaim. Since all Humibid prescription products were sold by Carolina Pharmaceuticals, Inc., the Company did not accrue any amounts related to this claim.
In May 2008, the Company settled the dispute with Adams. The agreement provides that all parties to the settlement are to be released from all legal claims made prior to January 2008 and that the Company and Carolina Pharmaceuticals, Inc. shall pay to Reckitt Benckiser, Inc., the parent of Adams, $1.5 million in three installments to be paid as follows: $500,000 by June 20, 2008; $500,000 by June 30, 2008; and $500,000 by September 30, 2008. In exchange, the Company is released from all liabilities. All amounts were paid by September 30, 2008 as required. The Company paid $290,000 of the final $500,000 installment and the balance of $210,000 was paid by Carolina Pharmaceuticals, Inc.
Others
In November 2006, the Company filed a legal complaint against a pharmaceutical company, certain affiliates of the pharmaceutical company and the manufacturer of a product launched by the pharmaceutical company that the Company believed infringed upon the patent of one of its products. By January 2007, the disputes with all involved parties were settled. The terms of the settlements required the parties to admit and acknowledge that the claims of the patent are valid and enforceable and covenant that the parties will not infringe on the claims of the patent by making, using, selling or offering for sale any product that would infringe on the patent. The settlements provided that the Company pay the parties for the value of certain inventory on hand, which was destroyed. The total actual inventory payments made related to the settlement in 2007 amounted to $236,000, and the excess accrual of $20,000 was reversed as of December 31, 2007.

CORNERSTONE BIOPHARMA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Unaudited)
In addition, as part of the settlement, the Company also committed to pay $75,000 for trademark rights. The Company also made this payment in 2007.
In 2007, the U.S. Patent and Trademark Office ordered a re-examination of a patent licensed to the Company that covers one or more of the Company’s day-night products. Subsequently, in October 2007, the Company filed suit against a pharmaceutical company in the U.S. District Court for the Eastern District of North Carolina alleging infringement of the patent. In November 2007, before a response to the Company’s claims was due, the defendant moved to stay the litigation pending the re-examination of the Company’s patent. The court granted defendants’ motion and stayed the litigation pending the re-examination of the patent in February 2008. In cooperation with its licensor, the Company intends to vigorously pursue its claims and to vigorously defend against any counterclaims that might be asserted. Additionally, in June 2008, the defendant requested that the U.S. Patent and Trademark Office re-examine a related second patent licensed to the Company by an affiliate of the licensor of the first patent. The U.S. Patent and Trademark Office granted this request and ordered a re-examination of the second patent in August 2008. The Company’s intellectual property counsel has concluded that valid arguments exist for distinguishing the claims of the Company’s patents over the references cited in the requests for re-examination.
In an unrelated action, another pharmaceutical company filed suit in November 2008 against the Company in the U.S. District Court for the District of Maryland seeking, among other things, a declaratory judgment that the second patent is invalid. Because no monetary relief has been requested in this action, no amount has been accrued in these consolidated financial statements. In cooperation with the licensor, the Company intends to vigorously defend against the declaratory judgment claim and to vigorously pursue appropriate counterclaims.
If the U.S. Patent and Trademark Office or the U.S. District Court for the District of Maryland finds that some or all of the claims under these patents are invalid, the Company could be exposed to increased generic competition relating to its various day-night products, and its future operating and financial results could be adversely affected.
Product Agreements
In August 2006, the Company loaned Neos $500,000 under a secured subordinated promissory note agreement. In December 2006, the Company entered into a product development agreement with Neos providing the Company with an exclusive license to certain products under development utilizing Neos’s time release suspension technology. Under the terms of the agreement, the note with Neos was forgiven. The Company has recorded the $500,000 consideration as product rights related to the time release suspension technology. The agreement, as amended and restated in August 2008, requires Neos to develop each product at its own expense up to a defined milestone. After that milestone is achieved, the Company is required to reimburse Neos 110% of all direct costs incurred and pay $150 per hour for personnel time incurred in the development of the products. The Company will also make milestone payments up to $1.0 million for each product based on specific events. As of September 30, 2008, Cornerstone had accrued $57,000 in development costs and had not made any milestone payments. Upon commercialization, the Company would also pay Neos royalties based on a percentage of net sales.
The Company has entered into various research and development agreements. As of September 30, 2008, the Company had outstanding commitments related to ongoing research and development contracts totaling $924,000.
Severance
Selected executive employees of the Company have employment agreements which provide for severance payments ranging from three to 12 months of salary and benefits upon termination, depending on the reasons for the termination. The executive would also be required to execute a release and settlement agreement. No amount has been accrued for severance as of September 30, 2008.
NOTE 13: SUBSEQUENT EVENTS
As described in Note 3 above, the Merger between the Company and Critical Therapeutics was consummated on October 31, 2008. As described in Note 5, in connection with the closing of the Merger, the outstanding principal

CORNERSTONE BIOPHARMA HOLDINGS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Unaudited)
balance of the Carolina Note was converted into shares of the Company’s common stock, and the Company paid off the accrued interest outstanding under the note.
In addition, immediately prior to the effective time of the Merger, the Company issued its Executive Vice President, Finance, and Chief Financial Officer (“CFO”) 1,365,629 shares of restricted stock in the Company in accordance with an employment agreement dated August 20, 2008 and an amended and restated restricted stock agreement entered into between the Company and the CFO on October 31, 2008. The restricted stock will vest 25% on each of the first four anniversaries of September 8, 2008.
In connection with the Merger, the Company’s line of credit was amended on October 29, 2008, to replace the requirement that the Company’s President and Chief Executive Officer maintain a majority ownership of the Company with a requirement that he remain primarily employed by Cornerstone Therapeutics in an executive management level position.
The Company terminated its AlleRx® Dose Packs co-promotion agreement with SJ Pharmaceuticals effective December 31, 2008. In connection with that termination, the Company is obligated to pay SJ Pharmaceuticals a termination fee on a quarterly basis for six months following termination equal to the average amount paid per month during the final six months preceding the termination date.
In December 2008, the Company entered into an additional development, license and services agreement with Neos to license certain Neos patent-pending technology. Under the agreement, Neos will perform development work on a new product candidate. The Company is required to pay hourly fees for the development work in addition to up to an aggregate of $400,000 in fees.